EXHIBIT 99.3 - Annual Statement as to Compliance for the year ended
	       December 31, 2005


Wachovia Corporation
201 South College Street
Charlotte, NC 28288-5578




					WACHOVIA


		WACHOVIA AUTO OWNER TRUST 2005-A
	       Annual Statement as to Compliance


Pooled Auto Securities Shelf LLC
Attention: General Counsel
301 South College Street, Suite E
Charlotte, North Carolina 28288-5578

U.S. Bank. National Association
6o Livingston Avenue, EP-MN-WS3D
St. Paul, MN 55 107-2292

Wachovia Auto Owner Trust 2005-A
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001

Moody's Investors Service, Inc.
ABS Monitoring Department
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services
Attention: Asset Backed Surveillance Department
55 Water Street
New York, New York 10041


Pursuant to S3. 11(a) of the Servicing Agreement dated as of May 1, 2005, among Wachovia Bank, National Association, as Seller and Servicer, Wachovia Auto Owner Trust 2005-A, as Issuer, and U.S. Bank, as Indenture Trustee, the undersigned officer hereby certifies that (i) a review of the activities of the Servicer from May i, 2005 through December 31, 2005, and of its performance under this Agreement has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period.

Dated: March 30,2006	 WACHOVIA BANK, NATIONAL ASSOCIATION
			 As Servicer,

			/s/ April Hughey
			April R. Hughey
			Vice President